APPENDIX A

UNIFIRST CORPORATION
Audit Committee Charter

(Adopted by the Board of Directors at a meeting held on October 27, 2005 as a complete restatement of the prior Audit Committee Charter)

I. General Statement of Purpose

        The principal purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of UniFirst Corporation (the “Company”) are to:

•	assist the Board of Directors (the “Board”) in its oversight of (1) the integrity of the Company’s financial statements and reporting process, (2) the qualifications, independence and performance of the Company’s independent auditors, (3) the performance of the Company’s internal audit function, and; (4) the Company’s compliance with legal and regulatory requirements;

•	prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II. Composition

        The Audit Committee shall consist of at least three (3) members of the Board, each of whom shall satisfy the independence requirements established by the New York Stock Exchange Listed Company Manual for listing on the exchange. Each member of the Audit Committee shall be financially literate (or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee), as such qualification is interpreted by the Board in its business judgment. At least one member of the Audit Committee shall meet the requirements for being a “financial expert” under the rules promulgated by the SEC and have sufficient accounting or related financial management expertise.

        The Nominating and Corporate Governance Committee shall recommend to the Board nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

        No member of the Audit Committee may simultaneously serve on the audit committee of more than three (3) issuers having securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

III. Compensation

        A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive from the Company any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member. Such additional fees may be greater than those fees paid to other directors, but should be commensurate with the time and effort expected to be expended by such Audit Committee member in the performance of his or her duties as an Audit Committee member.

IV. Meetings

        The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. Meetings may be in person or by conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. Minutes of all meetings of the Audit Committee shall be kept. In lieu of a meeting, the Audit Committee may act by unanimous written consent.

        Periodically, the Audit Committee shall also meet separately with management, with the independent auditors and with the internal auditor.

V. Responsibilities and Authority

      A. Review of Charter

•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

      B. Annual Performance Evaluation of the Audit Committee

•	At least annually, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Board and the Nominating and Corporate Governance Committee.

    C.        Matters Relating to Selection, Performance and Independence of Independent Auditor

•	The Audit Committee shall have the sole authority to retain and terminate the Company’s independent auditor and approve all audit engagement fees. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

•	The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

•	The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•	The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•	The Audit Committee shall instruct the independent auditor that the independent auditor’s ultimate accountability is to the Board and the Audit Committee.

•	The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•	The Audit Committee may consider whether the provision of the services covered in Items 9(e)(2) and 9(e)(3) of Regulation 14A of the Exchange Act (or any successor provision) is compatible with maintaining the independent auditor’s independence.

•	The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the independent auditor describing (1) the auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review, of the auditors, or by any inquiry or investigation by government or professional authorities within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to address any such issues, and (3) to assess the auditor’s independence, all relationships between the independent auditor and the Company;

•	review and evaluate the performance of the independent auditor and the lead partner of the independent auditor; and

•	assure the regular rotation of the lead audit partner and lead reviewing partner as required under Section 10A(j) of the Exchange Act.

In this regard, the Audit Committee may also (1) seek the opinion of management of the independent auditors’ performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

•	The Audit Committee shall set policies with respect to the potential hiring of current or former employees of the independent auditor.

      D. Audited Financial Statements and Annual Audit

•	The Audit Committee shall review the overall annual audit plan with the independent auditor and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•	The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor:

(i)	the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements, and (c) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” prior to the filing of the Company’s Annual Report on Form 10-K;

(ii)	any analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

(iii)	the adequacy of the Company’s internal financial reporting controls that could significantly affect the integrity of the Company’s financial statements;

(iv)	major changes in and other issues regarding accounting and auditing principles and procedures, including any significant changes in the Company’s selection or application of accounting principles; and

(v)	the effect of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

•	The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

•	The Audit Committee shall review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto. This review shall include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information, (2) a discussion of the responsibilities, budget and staffing of the Company’s internal accounting and reporting function, and (3) any significant disagreements with management.

•	The Audit Committee shall review and discuss with the independent auditor those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61 (“SAS 61”) including any difficulties that the auditor may have encountered with management or others regarding:

(i)	any restrictions on the scope of the independent auditors’ activities or access to requested information;

(ii)	any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

(iii)	any communications between the audit team and the audit firm’s national office regarding material auditing or accounting issues presented by the engagement;

(iv)	any management or internal control letter issued by the auditors; and

(v)	any significant disagreements between the Company’s management and the independent auditors.

•	The Audit Committee shall review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

•	If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal controls and procedures for financial reporting.

•	Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year.

•	The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

      E. Internal Controls

•	The Audit Committee shall discuss with management and the independent Auditor:

•	The adequacy of the Company’s internal accounting controls and the financial reporting process.

•	The status of internal control recommendations made by the independent auditor and personnel responsible for the internal audit function.

•	The Audit Committee shall discuss with personnel responsible for the internal audit function the overall scope and plans for this function, including the adequacy of staffing and coordination with the independent Auditor.

•	The Audit Committee shall periodically meet with the internal auditor without the presence of other management personnel to discuss the adequacy of the Company’s internal accounting controls and the financial reporting process.

•	The Audit Committee shall periodically receive reports from and discuss with the Company’s general counsel any material litigation or legal matters, the adequacy of the policies and practices of the Company related to compliance with key regulatory requirements and any potential or actual conflicts of interest involving directors and officers.

•	In connection with the Audit Committee’s evaluation of the Company’s internal audit function, the Audit Committee may evaluate the performance of the senior officer or officers responsible for the internal audit function.

      F. Unaudited Quarterly Financial Statements

•	The Audit Committee shall discuss with management and the independent auditor, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, (1) the Company’s quarterly financial statements and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (2) such issues as may be brought to the Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 100.

      G. Earnings Press Releases

•	The Audit Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information).

      H. Risk Assessment and Management

•	The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

•	In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

      I. Procedures for Addressing Complaints and Concerns

•	The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      J. Regular Reports to the Board

•	The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

      K. Legal and Regulatory Compliance

•	The Audit Committee shall discuss with management and the independent auditor the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•	The Audit Committee shall discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

VI. Additional Authority

        The Audit Committee is authorized, on behalf of the Board, to do any of the following as it deems necessary or appropriate:

      A. Engagement of Advisors

•	The Audit Committee may engage independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

      B. General

•	The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

•	The Audit Committee may perform such other oversight functions as may be requested by the Board from time to time.

•	In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•	The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company, attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

        Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s Statement of Corporate Policy and Code of Business Conduct and Ethics.